Exhibit 99.1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re COHERENT, INC. SHAREHOLDER DERIVATIVE	)	Lead Case No. C-07-0955-JF
LITIGATION	)
	)	NOTICE OF SETTLEMENT
	)	EXHIBIT A-1
This Document Relates To:	)
)
)
ALL ACTIONS.	)

TO:         ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF COHERENT, INC. (“COHERENT” OR THE “COMPANY”) AS OF AUGUST 12, 2009

PLEASE TAKE NOTICE that the above-captioned consolidated shareholder derivative litigation (the “Action”), is being settled on the terms set forth in a Stipulation of Settlement, dated August 12, 2009 (the “Stipulation”).(1)  The terms of the settlement set forth in the Stipulation (the “Settlement”) include: (1) a financial benefit to Coherent of over $6 million; (2) the adoption and/or implementation of a variety of corporate governance reforms, including measures that relate to and address many of the underlying issues in the Action, including director independence, director stock ownership, board membership and board election procedures, and stock option granting procedures; and (3) Coherent’s payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount of $3 million.

IF YOU ARE A CURRENT OWNER OF COHERENT COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.  PLEASE NOTE THAT BECAUSE THIS IS A DERIVATIVE ACTION AND NOT A CLASS ACTION, NO INDIVIDUAL STOCKHOLDER HAS A RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT.

On November 9, 2009, at 9:00 a.m., a hearing (the “Settlement Hearing”) will be held before the United States District Court for the Northern District of California, San Jose Division, 280 South First Street, San Jose, California 95113, to determine whether: (1) the terms of the Settlement should be approved as fair, reasonable and adequate to Coherent and Coherent’s shareholders; (2) the Action should be dismissed on the merits and with prejudice; and (3) to approve the negotiated amount of attorneys’ fees to Plaintiffs’ Counsel.

Any shareholder of Coherent that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, provided that he or she was a shareholder of record or beneficial owner as of August 12, 2009.  Any shareholder of Coherent who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such member’s own expense or may appear on their own.  However, no shareholder of Coherent shall be heard at the Settlement Hearing unless no later than 14 days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to Lead Counsel and Defendants’ counsel, a written notice of objection, their ground for opposing the Settlement, and proof of both their status as a shareholder and the dates of stock ownership of Coherent.  Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before October 26, 2009, with service on the following parties:

Clerk of the Court UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA SAN JOSE DIVISION 280 South First Street San Jose, CA 95113

Counsel for Plaintiffs

Jeffrey D. Light

COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP

655 West Broadway, Suite 1900

San Diego, CA 92101

Nichole T. Browning

BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP

580 California Street, Suite 1750

San Francisco, CA 94104

Counsel for Coherent and the Coherent Special Litigation Committee Michael D. Torpey Michael C. Tu ORRICK, HERRINGTON & SUTCLIFFE LLP 777 S. Figueroa Street, Suite 3200 Los Angeles, CA 90017

Inquiries about the Action or the Settlement may be made to a representative of Lead Counsel: Rick Nelson, c/o Shareholder Relations, Coughlin Stoia Geller Rudman & Robbins LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101; telephone 800-449-4900.

DATED: September 14, 2009	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA SAN JOSE DIVISION

(1)           This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available on Coherent’s website at www.coherent.com.  All capitalized terms herein have the same meanings as set forth in the Stipulation unless otherwise indicated.